Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159855 on Form S-8 of our report dated June 21, 2018, appearing in this Annual Report on Form 11-K of the Idaho Power Company Employee
Savings Plan as of December 31, 2017 and 2016 and for the year ended December 31, 2017.

/s/ EIDE BAILLY LLP

Mankato, Minnesota
June 21, 2018